UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2026

Star Equity Holdings, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-38704	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

53 Forest Avenue, Suite 101
Old Greenwich, CT 06870
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (203) 489-9500
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	STRR	The NASDAQ Stock Market LLC
Series A Preferred Stock, $0.001 par value	STRRP	The NASDAQ Stock Market LLC
Preferred Share Purchase Rights
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 16, 2025, Alliance Drilling Tools, LLC (“ADT”), a wholly owned subsidiary of Star Equity Holdings, Inc. (the “Company”), entered into a Purchase and Sale Agreement (the “ADT Wyoming PSA”) with Custom Capital Strategies, Inc. (“Custom Capital”), pursuant to which the parties agreed to consummate a sale and leaseback of the property located at 101-107 Pasture Drive, Evanston, Wyoming (the “ADT Wyoming Property”), for a total purchase price of $1.7 million, subject to adjustment for taxes and other charges and assessments (the “ADT Wyoming Sale and Leaseback Transaction”). Thereafter, Custom Capital assigned their rights to buy the property to their affiliate, Pasture Drive Holdings, LLC (the “ADT Wyoming Buyer”). The ADT Wyoming Sale and Leaseback Transaction closed on February 27, 2026.

ADT also agreed to consummate two additional real estate sale and leaseback transactions in Texas and Utah, which the Company anticipates will close in accordance with the applicable purchase and sale agreements filed as exhibits on Form 8-K filed with the Securities and Exchange Commission on December 17, 2025.

Simultaneous with the consummation of the ADT Wyoming Sale and Leaseback Transaction, the Company entered into a commercial single-tenant triple net lease, guaranteed by the Company (the “ADT Wyoming Lease Agreement”) with ADT Wyoming Buyer, pursuant to which ADT, a wholly-owned subsidiary of the Company, leased back from ADT Wyoming Buyer the ADT Wyoming Property for a term commencing upon the execution of the ADT Wyoming Lease Agreement and ending on the 20th anniversary thereof, unless earlier terminated or extended for four additional five year periods in accordance with the terms of the ADT Wyoming Lease Agreement. Pursuant to the terms of the ADT Wyoming Lease Agreement, the Company will be responsible for an initial monthly base rent of $12,390, and all monthly expenses related to the ADT Wyoming Property, including insurance premiums, taxes, utilities, and other expenses.

The foregoing summaries of the ADT Wyoming PSA and ADT Wyoming Lease Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such agreements. A copy of the original ADT Wyoming PSA was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2025. A copy of the ADT Wyoming Lease Agreement will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2025.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

10.3*

Purchase and Sale Agreement of ADT Wyoming, dated as of December 16, 2025 (incorporated by reference to Exhibit 10.3 to Star Equity Holdings, Inc.’s Current Report on Form 8-K dated December 17, 2025 (File No. 001-38704). *

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR EQUITY HOLDINGS, INC. (Registrant)

By:	/s/ MATTHEW K. DIAMOND
Matthew K. Diamond
Chief Accounting Officer

	Dated:	March 3, 2026

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